Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY (as of August 4, 2015)	STATE OR OTHER JURISDICTION OF OPERATION
Lam Research AG	Austria
Lam Research Management GmbH	Austria
IPEC FSC Ltd	Barbados
IPEC International Sales FSC Ltd	Barbados
Lam Research Belguim BVBA	Belguim
Novellus Systems, Inc.	California, United States
Novellus Systems International, LLC	California, United States
Lam Research International Holdings Ltd.	Cayman Islands
Lam Research (Shanghai) Co., Ltd.	China
Lam Research Service Co., Ltd.	China
Novellus Systems Semiconductor Equipment Shanghai Co. Ltd.	China
Novellus Systems International Trading (Shanghai) Co. Ltd.	China
Lam Research International Holding Company	Delaware, United States
Metryx, Inc.	Delaware, United States
Novellus International Holdco, LLC.	Delaware, United States
SpeedFam-IPEC International Services, LLC	Delaware, United States
Novellus Development Company, LLC	Delaware, United States
Silfex, Inc.	Delaware, United States
Lam Research SAS	France
Lam Research GmbH	Germany
Lam Research (H.K.) Limited	Hong Kong
Novellus Systems Service (Hong Kong) Limited	Hong Kong
Lam Research Illinois IAG, Inc	Illinois, United States
Lam Research (India) Private Ltd.	India
Lam Research (Ireland) Limited	Ireland
Novellus Systems Ireland Ltd.	Ireland
Lam Research (Israel) Ltd.	Israel
Lam Research Services Ltd.	Israel
GaSonics Israel Ltd.	Israel
Lam Research S.r.l.	Italy
Novellus Systems Italy SRL (in liquidation)	Italy
Lam Research Co., Ltd.	Japan
Lam Research Luxembourg S.à.r.l.	Luxembourg
Lam Research Malaysia Sdn. Bhd.	Malaysia

SUBSIDIARY (as of August 4, 2015)	STATE OR OTHER JURISDICTION OF OPERATION
LAM Research B.V.	Netherlands
Lam Research International B.V.	Netherlands
Lam Research IAG International HC B.V.	Netherlands
Novellus Systems International B.V.	Netherlands
Lam Research Korea Limited	Republic of Korea
Lam Research Korea LLC YH	Republic of Korea
Novellus Singapore Pte. Ltd., Korea Branch	Republic of Korea
Corus Manufacturing Ltd.	Republic of Korea
Lam Research Singapore Pte Ltd	Singapore
Novellus Systems International BV, Singapore Branch	Singapore
Novellus Singapore Holdings Pte. Ltd.	Singapore
Lam Research Holding GmbH	Switzerland
Lam Research International Sàrl	Switzerland
Novellus Systems (Schweiz) Holding GmbH	Switzerland
Voumard Machines Co SARL	Switzerland
Lam Research Co., Ltd.	Taiwan
Lam Research (H.K.) Limited, Taiwan Branch	Taiwan
Novellus Systems Service (Hong Kong) Limited, Taiwan Branch	Taiwan
Lam Research Ltd.	United Kingdom
Metryx, Ltd.	United Kingdom
Lam Research IAG (U.K.) Ltd	United Kingdom